Filed pursuant to Rule 424(b)(3)
                                               File No. 333-06123


SUPPLEMENT NO. 28 TO PROSPECTUS DATED MARCH 15, 1996

        (AS SUPPLEMENTED MARCH 15, 1996)


                    PACCAR Financial Corp.

                 Medium-Term Notes, Series H

         Due from 9 months to 10 years from date of issue

 Interest payable each March 15 and September 15 and at maturity

                                                    INTEREST RATE
RANGE OF MATURITIES                                    PER ANNUM
-------------------                                 --------------

From 32 months to 35 months..............................6.12%

More than 35 months to 38 months.........................6.15%

More than 38 months to 41 months.........................6.17%

More than 41 months to 48 months.........................6.28%


Dated:  July 23, 1997


Form of Note (check one):   Book Entry    [X]

                            Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.